UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Items 5.07 and 8.01 are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Whiting Petroleum Corporation (the “Company”) held a special meeting of stockholders on November 8, 2017 (the “Special Meeting”). Of the 368,105,296 shares outstanding as of the record date for the Special Meeting, 307,486,201 shares (approximately 83.53%) were present or represented by proxy at the Special Meeting. The proposal voted on at the Special Meeting, which was approved by stockholders, and the result of the voting on the proposal submitted to the stockholders was as follows:

1.	Adoption and approval of an amendment (the “Amendment”) to the Restated Certificate of Incorporation to effect (a) a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and (b) a reduction in the number of authorized shares of the Common Stock.

Shares Voted

For	Against	Abstain
265,847,806	39,074,798	2,563,597

Item 8.01	Other Events

Following the Special Meeting, the Company’s Board of Directors determined to effect the Reverse Stock Split of Common Stock at a ratio of 1-for-4. In addition, and at the same time, the total number of shares of Common Stock the Company is authorized to issue changed from 600,000,000 shares to 225,000,000 shares. The Company filed a Certificate of Amendment (the “Certificate”) to the Company’s Restated Certificate of Incorporation to reflect the Amendment with the Delaware Secretary of State, which Certificate became effective at 5:00 p.m. Eastern Time on November 8, 2017. Also on November 8, 2017, the Company filed a Restated Certificate of Incorporation reflecting the Certificate with the Delaware Secretary of State.

Upon the effectiveness of the Reverse Stock Split, every four shares of the Company’s issued and outstanding Common Stock will be automatically combined and converted into one issued and outstanding share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share(s) will receive cash payments in lieu of such fractional shares. The Reverse Stock Split will not affect any stockholder’s ownership’s percentage of Common Stock, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares.

The foregoing summary of the Certificate and the Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Certificate and the Restated Certificate of Incorporation, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

At the market open on November 9, 2017, the Common Stock will continue to trade on the New York Stock Exchange under the symbol “WLL,” but will be assigned a new CUSIP number (966387 409) and will trade on a split-adjusted basis.

On November 8, 2017, the Company issued a press release announcing the foregoing. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective with the Reverse Stock Split, the Company’s 2013 Equity Incentive Plan (the “Plan”) was amended and restated to reflect the reduction of the number of shares available under the Plan and the limitations on awards to individual participants under the Plan proportionate with the Reverse Stock Split. The Plan, as amended and restated, is attached here to as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

(3.1)	Certificate of Amendment to Restated Certificate of Incorporation of Whiting Petroleum Corporation.

(3.2)	Restated Certificate of Incorporation of Whiting Petroleum Corporation.

(10.1)	Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated.

(99.1)	Press Release issued by Whiting Petroleum Corporation, dated as of November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: November 9, 2017	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Vice President, General Counsel and Corporate Secretary